SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2012

DIGAGOGO VENTURES CORP.

(Exact name of Company as specified in its charter)

Delaware	333-166494	42-1769945
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

645 Griswold St., Suite 3500 Detroit, Michigan 48226-4120
(Address of principal executive offices)

Phone: 704-246-8073 Fax: 704-904-6385
(Company’s Telephone Number)

Copy of all Communications to: Vincent & Rees 175 S. Main Street 15th Floor Salt Lake City, UT 84111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

       .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2012, the Company’s Board of Directors was presented with the resignation of Fernando Londe as chief executive officer and chief financial officer of the Company.  The Company’s board of directors believed such resignation was in the best interests of the Company, and as of April 25, 2012, Fernando Londe’s resignation as the Company’s chief executive officer and chief financial officer was effective.

On April 25, 2012, the Company’s board of directors also accepted the appointment of Nehru Chomatil as the chief executive officer, chief financial officer, and director of the Company.  Biographical information for Nehru Chomatil is as follows:

Nehru Chomatil, age 45, has experience in both financing and banking industries.  He began his career as a stockbroker with West America, Inc., a Paine Webber affiliate company.  He was the head of the Private Client Wealth Management Division at First American Equities, and was the principal equities trader for National Capital and Carlin Equities.  He was the managing director and chief executive officer of Aaron Capital, a regional investment banking and brokerage firm, where he was responsible for overseeing the development and strategic direction of the firm.  Mr. Chomatil has also had experience in developing, managing, and consulting start-up companies in a variety of service industries.  He served on the advisory boards of Allied Development, LLC and Swimco Pools Arizona.  Mr. Chomatil attended Arizona State University, where he received a bachelor of science in aeronautical engineering technology and finance in 1997.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIGAGOGO VENTURES CORP.

Date: April 26, 2012	By: /s/ Nehru Chomatil
Nehru Chomatil
Chief Executive Officer